UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 20, 2002

Auspex Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21432	93-0963760

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2800 Scott Boulevard, Santa Clara, California	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 566-2000

Item 4. Changes in Registrant’s Certifying Accountant
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant

     Effective as of June 20, 2002, the Board of Directors of the Company, upon recommendation of its Audit Committee, appointed KPMG LLP (“KPMG”) as the Company’s independent auditors.

     During the Company’s two most recent fiscal years, and through June 20, 2002, the Company has not consulted with KPMG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Auspex Systems, Inc.

Date: June 25, 2002	By	/s/ Peter R. Simpson

Peter R. Simpson Chief Financial Officer